THOMPSON  HINE

BRUSSELS    CINCINNATI   CLEVELAND    COLUMBUS    DAYTON    WASHINGTON, D.C.

August 13, 2003

Private Asset Management Funds

11995 El Camino Real

Suite 303

San Diego, California  92130

Re:  Private Asset Management Funds, File Nos. 333-84500 and 811-21049

Ladies and Gentlemen:

A legal opinion that we prepared was filed with Pre-Effective Amendment No. 1 to the Registration Statement, File Nos. 333-84500 and 811-21049 (the “Registration Statement”), of Private Asset Management Funds (the “Legal Opinion”).  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 1 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/  Thompson Hine LLP

Thompson Hine LLP